                                                                    Exhibit 21.0


                          SUBSIDIARIES OF MATTEL, INC.
                          ----------------------------

                                                                                                      Percentage of
                                                                                                    Voting Securities
                                                                            Jurisdiction             Owned Directly
                                                                              in Which               or Indirectly
               Subsidiaries/1/                                                Organized               By Parent/2/
------------------------------------------------------------------- ----------------------------- -------------------
Fisher-Price, Inc.                                                  Delaware                                    100%
Mattel International Holdings B.V.                                  The Netherlands                             100%
Mattel Investment, Inc.                                             Delaware                                    100%
Mattel Overseas, Inc.                                               California                                  100%
Mattel Sales Corp.                                                  California                                  100%
Pleasant Company                                                    Wisconsin                                   100%



______________________
/1/ All of the subsidiaries listed above are included in the consolidated financial statements. Inactive subsidiaries and subsidiaries that, when considered in the aggregate, do not constitute a significant subsidiary have not been included in the above list.

/2/ Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.